GOODWIN, PROCTER & HOAR
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
                                                                   TELEX 94-0640
                                                          CABLE-GOODPROCT.BOSTON


                                 August 30, 1990


United Services Funds
5300 Woodway Park, 11330 IH 10 West
San Antonio, TX  78249-3340

Gentlemen:

     As counsel to United Services Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest, no par value, of the Trust (the "Shares") representing interests in U.S. Gold Shares Fund, U.S. Good and Bad Times Fund, U.S. Global Resources Fund, U.S. Treasury Securities Fund, U.S. Growth Fund, U.S. Income Fund, U.S. Tax Free Fund, U.S. LoCap Fund, U.S. New Prospector Fund, U.S. GNMA Fund, U.S. Real Estate Fund, U.S. California Double Tax Free Fund and U.S. Vision 2020 Fund, thirteen series of the Trust, as more fully described in the Prospectuses and Statements of Additional Information contained in Post-Effective Amendment No. 59 (the "Amendment") to the Trust's Registration Statement No. 33-35439 on Form N-1A (the U.S. Treasury Securities Fund, U.S. LoCap Fund, U.S. New Prospector Fund and U.S. GNMA Fund being referred to therein as the U.S. Treasury Cash Fund, U.S. European Equity Fund, U.S. World Gold Fund and U.S. Government Securities Savings Fund, respectively).

     We have examined the Master Trust Agreement of the Trust dated July 31, 1984, as amended, the By-laws of the Trust, as amended, the records of certain meetings and written consents of the Trustees of the Trust, each Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, with authority to issue the Shares, and that the Shares, when sold in accordance with the terms of each Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

                             GOODWIN, PROCTER & HOAR


United Services Funds
August 28, 1990
Page 2


     We hereby consent to being named in each Prospectus and Statement of Additional Information and to the filing of this opinion as an exhibit to the Amendment.

                                                     Very truly yours,


                                                     /s/ Goodwin, Procter & Hoar
                                                     GOODWIN, PROCTER & HOAR

DP-0505/U